FELDMAN SHERB & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
MEMBER OF DFK INTERNATIONAL                                805 THIRD AVENUE
WITH OFFICES IN PRINCIPAL                              New York, N.Y. 10022-7513
CITIES THROUGHOUT THE WORLD                                (212) 593-3100
                                                       FAX (212) 355-3631








Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: eSafetyworld, Inc..

March 14, 2002

Dear Sir/Madam:

         We have reviewed Amendment No. 3 to Form 8-K of eSafetyworld, Inc. dated March 14, 2002 and confirm that the undersigned agrees with the statements made in response to Item 4(e) thereof.




Very truly yours,


/s/Feldman Sherb & Co., P.C.
Feldman Sherb & Co., P.C.


cc: Mr. Edward A. Heil, President, eSafetyworld, Inc.



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